UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2013 (September 10, 2013)

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

566 Queensbury Avenue, Queensbury, New York, 12804

(Address of principal executive offices, including zip code)

(518) 743-8892

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

•	Delcath Systems, Inc. (the “Company”) announced on September 13, 2013 that the Company’s Board of Directors has implemented a leadership transition plan under which Jennifer Simpson, Ph.D., M.S.N., C.R.N.P. (age 45), the Company’s current Executive Vice President, Global Head of Business Operations, and Graham Miao, Ph.D., M.S., MBA (age 49), the Company’s current Executive Vice President and Chief Financial Officer, have been appointed to serve as Interim Co-President and Co-Chief Executive Officers. In addition to her role as Interim Co-President and Co-Chief Executive Officer, Dr. Simpson shall continue to serve as the Company’s Executive Vice President, Global Head of Business Operations. In addition to his role as Interim Co-President and Co-Chief Executive Officer, Dr. Miao shall continue to serve as the Company’s Executive Vice President, Chief Financial Officer.

•	The employment of Eamonn P. Hobbs as President and Chief Executive Officer with the Company was terminated as of September 10, 2013; Mr. Hobbs has also resigned from the Board of Directors. Mr. Hobbs is expected to receive certain severance payments pursuant to his employment agreement with the Company dated August 10, 2011.

•	Dr. Simpson joined Delcath in 2012, and has an extensive background in pharmaceutical and oncology product development, clinical trials and global marketing. Prior to her appointment at Delcath, Dr. Simpson served as the Vice President, Global Marketing, Oncology Brand Lead at ImClone Systems, Inc. (a wholly- owned subsidiary of Eli Lilly and Company). In this role, she was responsible for all product commercialization activities and launch preparation for one of the late stage assets. While at ImClone, Dr. Simpson also held various positions of increasing responsibility including serving as the Vice President, Product Champion and the Associate Vice President, Product Champion. Previously, Dr. Simpson held several leadership positions at Ortho Biotech (now Janssen Biotech), a Pennsylvania-based biotech company that focuses on innovative solutions in immunology, oncology and nephrology. Prior to her time at Ortho Biotech, Dr. Simpson spent over a decade as an oncology-nurse practitioner and educator.

•	Dr. Miao joined Delcath in 2011 as Executive Vice President and Chief Financial Officer and is a senior financial executive with extensive experience in global business operations, financial planning and analysis, and business development in the United States, Asia and Europe. Previously, he served as Chief of Staff of the Global CFO Organization and member of the Financial Leadership team of Dun & Bradstreet Corporation. Prior to joining Dun & Bradstreet, Dr. Miao was Executive Vice President & CFO of Pagoda Pharmaceuticals—a Shanghai-based specialty pharmaceuticals and medical device company focused in urology and allergy. In addition, Dr. Miao has held various leadership positions, including division CFO roles, with Symrise, Inc., Schering-Plough Corporation and Pharmacia Corporation, and served as a biotech equity analyst with J.P. Morgan.

•	In addition, under the transition plan, Gabriel Leung has been appointed Chairman of the Board. He replaces Dr. Harold Koplewicz as Chairman, who remains a member of the Board of Directors.

•	Mr. Leung joined the Delcath Board of Directors in March 2011, and holds a wealth of experience in successfully gaining regulatory approval for and launching oncology drugs. Mr. Leung previously served as President of the Pharmaceuticals Business at OSI Pharmaceuticals, overseeing its oncology, diabetes and obesity businesses prior to the Company’s acquisition by Astellas Pharma Inc. in June 2010. Prior to OSI, Mr. Leung served as Group Vice President, Global Prescription Business & Head of the Global Oncology Franchise for Pharmacia Corporation. Previously, Mr. Leung held several leadership positions at Bristol-Myers Squibb. Currently, Mr. Leung serves on the Board of Directors of Albany Molecular Research, Inc., and is Executive Vice Chairman of the Board and Chair of the Global Commercialization Team of Novocure, Ltd., a privately-held oncology medical device company.

•	The Board has also appointed a Transition Committee to assist the Board and management with the leadership transition including the search process for the next President and Chief Executive Officer of the Company. This Committee will also assist the Board in its rigorous evaluation of potential strategic options for the Company going forward. The initial members of this committee are current Board members Douglas Watson and Roger Stoll, as well as Dr. Koplewicz and Mr. Leung.

On September 13, 2013, the Company issued a press release announcing the above matters, a copy of which release is filed as Exhibit 99.1 to this Form 8-K and which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Delcath Systems, Inc., dated September 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: September 16, 2013	By:	/s/ Peter J. Graham
	Name:	Peter J. Graham
	Title:	Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Delcath Systems, Inc., dated September 13, 2013